NEWS RELEASE for July 29, 2010 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2010

BURLINGTON, MA (July 29, 2010)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the second quarter ended June 30, 2010.  Revenues for the quarter ended June 30, 2010 were $15.6 million, which represents a 4 percent increase over the $15.0 million reported in the second quarter of 2009.  Product and service revenues increased to $13.0 million, an 8 percent increase over the $12.1 million in the second quarter of 2009.  Second quarter gross margin from product and service revenues was 63 percent, an increase over the 57 percent in the second quarter of 2009.  Loss before income taxes for the second quarter ended June 30, 2010 was $1.7 million, which included a $0.7 million patent litigation expense and a $1.0 million non-cash FAS 123R stock-based compensation expense.  The Company reported net loss of $1.7 million, or $0.09 per share for the second quarter of 2010.  The balance sheet continues to be strong with $102 million in cash and cash equivalents with no borrowings.

Chief Executive Officer Joseph P. Caruso commented, “We are again pleased with the increase in product and service revenues this quarter as compared to the prior year.  Our extensive product portfolio and platform approach has been well received and positioned for this economic climate.  It allows our sales team to configure our technology solutions to fit physicians’ sites throughout the world regardless of the particular economic pressure they are experiencing.  Our gross margin growth indicates a big improvement over the previous year.  We have worked hard to implement a number of cost cutting initiatives and have introduced new technology contributing to the increase in gross margin over last year.  We are also pleased that 41% of our revenue was contributed from recurring sources other than one-time capital equipment sales.  During the second quarter, we opened an office in Japan that provides us with a direct sales force and service support to grow our business in that part of the world.”

Mr. Caruso continued, “We continue to invest in our consumer products.  We have finalized our product branding and positioning.  We are also setting up our initial manufacturing line at our facility for a launch on target by year end.”

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 783-2143 or listen to the webcast in the About Palomar/Investors section of the Company’s website at www.palomarmedical.com.  A webcast replay will also be available.

About Palomar Medical Technologies Inc.: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home-use, light-based hair removal device. In June 2009, Palomar became the first company to receive a 510(k) OTC clearance from the FDA for a new, patented, home-use, laser device for the treatment of periorbital wrinkles. OTC clearance allows these products to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons.  Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets.

For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

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With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2009 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$9,214,967	$8,336,298	$18,382,233	$16,410,848
Service revenues	3,818,265	3,784,558	7,763,135	7,183,562
Royalty revenues	1,306,927	1,274,593	2,945,145	2,768,017
Funded product development revenues	-	398,467	-	829,600
Other revenues	1,250,000	1,250,000	2,500,000	2,500,000
Total revenues	15,590,159	15,043,916	31,590,513	29,692,027

Costs and expenses:
Cost of product revenues	3,484,575	3,624,178	6,801,768	6,975,427
Cost of service revenues	1,298,580	1,642,555	2,953,123	3,515,977
Cost of royalty revenues	522,771	509,838	1,178,058	1,107,207
Research and development	3,589,269	3,076,501	7,775,069	6,819,968
Selling and marketing	4,900,214	4,732,921	9,744,810	9,401,802
General and administrative	3,360,348	2,241,311	7,312,031	5,114,557
Total costs and expenses	17,155,757	15,827,304	35,764,859	32,934,938

Loss from operations	(1,565,598)	(783,388)	(4,174,346)	(3,242,911)

Interest income	90,866	140,447	207,917	333,648
Other (expense) income	(191,454)	376,754	(184,662)	349,820

Loss before income taxes	(1,666,186)	(266,187)	(4,151,091)	(2,559,443)

Provision for (benefit from) income taxes	28,868	(22,265)	48,002	(901,071)

Net loss	$(1,695,054)	$(243,922)	$(4,199,093)	$(1,658,372)

Net loss per share:
Basic	$(0.09)	$(0.01)	$(0.23)	$(0.09)
Diluted	$(0.09)	$(0.01)	$(0.23)	$(0.09)

Weighted average shares outstanding:
Basic	18,536,076	18,049,402	18,528,650	18,054,485
Diluted	18,536,076	18,049,402	18,528,650	18,054,485

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Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$102,119,967	$81,948,482
Short-term investments	-	25,000,000
Total cash, cash equivalents and short-term investments	102,119,967	106,948,482
Accounts receivable, net	3,967,009	4,436,219
Inventories	11,507,313	11,126,352
Other current assets	1,952,838	2,179,233
Total current assets	119,547,127	124,690,286

Marketable securities, at estimated fair value	2,376,358	4,024,313

Property and equipment, net	37,218,190	34,629,410

Other assets	219,652	126,087

Total assets	$159,361,327	$163,470,096

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,794,968	$2,696,217
Accrued liabilities	8,487,928	8,959,679
Deferred revenue	3,766,268	5,221,924
Total current liabilities	15,049,164	16,877,820

Accrued income taxes	2,973,717	2,965,077

Total liabilities	$18,022,881	$19,842,897

Stockholders' equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued – 18,550,977 and 18,521,045 shares, respectively	185,510	185,211
Additional paid-in capital	208,701,598	206,740,492
Accumulated other comprehensive loss	(343,362)	(292,297)
Accumulated deficit	(67,205,300)	(63,006,207)
Total stockholders' equity	$141,338,446	$143,627,199

Total liabilities and stockholders’ equity	$159,361,327	$163,470,096

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